Exhibit 99.1

Moody’s Corporation Prices Senior Unsecured Notes Offering

NEW YORK, Aug 16, 2012 (BUSINESS WIRE) — Moody’s Corporation (NYSE: MCO) today announced that it priced an underwritten public offering of $500 million aggregate principal amount of 4.50% senior unsecured notes due 2022. The offering is expected to close on August 20, 2012, subject to customary closing conditions.

Moody’s expects to use the net proceeds from this offering for general corporate purposes, including the redemption and repayment of short-term or long-term borrowings, which may include repayment of up to $127.5 million of borrowings under its five-year senior, unsecured term loan facility; working capital; capital expenditures; acquisitions of or investments in businesses or assets; and purchases of its common stock under its authorized stock repurchase program.

Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC are the joint book-running managers of the notes offering.

The offering is being made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (the “SEC”). A prospectus supplement and accompanying prospectus describing the terms of this offering will be filed with the SEC. Copies of the prospectus supplement and the accompanying prospectus may be obtained at no cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and J.P. Morgan Securities LLC can arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-877-858-5407; calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322; or calling J.P. Morgan Securities LLC collect at 1-212-834-4533.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Moody’s Corporation

Moody’s is an essential component of the global capital markets, providing credit ratings, research, tools and analysis that contribute to transparent and integrated financial markets. Moody’s Corporation (NYSE: MCO) is the parent company of Moody’s Investors Service, which provides credit ratings and research covering debt instruments and securities, and Moody’s Analytics, which offers leading-edge software, advisory services and research for credit and economic analysis and financial risk management. The Corporation, which reported revenue of $2.3 billion in 2011, employs approximately 6,500 people worldwide and maintains a presence in 28 countries.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this release are forward-looking statements and are based on future expectations, plans and prospects for Moody’s business and operations that involve a number of risks and uncertainties. The forward-looking statements in this release are made as of the date hereof, and the Company disclaims any duty to supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors include, but are not limited to, the current world-wide credit market disruptions and economic slowdown, which are affecting and could continue to affect the volume of debt securities issued in domestic and/or global capital markets; other matters that could affect the volume of debt securities issued, including credit quality concerns, changes in interest rates and other volatility in the financial markets; the uncertain effectiveness and possible collateral consequences of U.S. and foreign government initiatives to respond to the economic slowdown; possible loss of market share through competition; introduction of competing products or technologies by other companies; pricing pressures from competitors and/or customers; the potential emergence of government-sponsored credit rating agencies; both proposed and recently adopted legislation and regulations in the U.S., EU, other foreign, state and local jurisdictions, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; regulations relating to the oversight of credit rating agencies; provisions in the Dodd-Frank Act, and potential EU regulations, modifying the pleading and liability standards applicable to credit rating agencies in a manner adverse to rating agencies; possible judicial decisions in various jurisdictions regarding the status of and potential liabilities of credit rating agencies; the possible loss of key employees; the outcome of any review by controlling tax authorities of the Company’s global tax planning initiatives; the outcome of those legacy tax and legal contingencies that relate to the Company, its predecessors and their affiliated companies for which Moody’s has assumed portions of the financial responsibility; the outcome of other legal actions to which the Company, from time to time, may be named as a party; the ability of the Company to successfully integrate acquired businesses; a decline in the demand from financial institutions for credit risk management tools; and other risk factors as discussed in the Company’s annual report on Form 10-K for the year ended December 31, 2011 and in other filings made by the Company from time to time with the SEC.

SOURCE: Moody’s Corporation

Michael Adler

Vice President

Corporate Communications

212.553.4667

michael.adler@moodys.com

or

Salli Schwartz

Global Head of Investor Relations

212.553.4862

sallilyn.schwartz@moodys.com

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